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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Auditors" and "Experts" and to the use of our report dated February 5, 2001, for Growth Equity Fund, Growth & Income Fund, International Equity Fund, Stock Index Fund and Social Choice Equity Fund which is incorporated by reference, in this Registration Statement (Form N-1A 333-61759) of TIAA-CREF Life Funds.




                                               /s/ ERNST & YOUNG LLP
                                               ERNST & YOUNG LLP


New York, New York
March 28, 2001